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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-56850) of Charter Communications Inc. of our report dated January 6, 2000 relating to the combined financial statements of InterMedia Cable Systems, which appears in Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000 and the Annual Report on Form 10-K for the year ended December 31, 1999 of Charter Communications, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California

April 9, 2001